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                        [CONNER & WINTERS LETTERHEAD]


                                 June 11, 1996





Parker Drilling Company
Eight East Third Street
Tulsa, Oklahoma  74103

          Re:  Registration Statement on Form S-3 (File No. 333-04779)
               (the "Registration Statement")
               ------------------------------------------------------------

Gentlemen:

         We have acted as counsel for Parker Drilling Company a Delaware corporation (the "Company"), in connection with the proposed public offering of an aggregate of up to 8,050,000 shares of the Company's Common Stock, par value $0.16-2/3 per share (the "Shares"), to be sold by the Company. As described in the Registration Statement, the Company is selling the shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and Jefferies & Company, Inc.,Prudential Securities Incorporated and Schroder Wertheim & Co. Incorporated, as representatives of the underwriters.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing, we are of the opinion that the Shares to be sold by the company have been duly authorized and, when issued, delivered and paid for in accordance with the terms
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June 11, 1996
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and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus covering the Shares constituting a part thereof under the caption "Legal Matters."

                                        Very truly yours,

                                        CONNER & WINTERS
                                        A Professional Corporation